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                                                                   EXHIBIT 10.10
                           FMC 1995 STOCK OPTION PLAN
                           --------------------------
                              (As Amended 4/18/97)



1.   PURPOSE OF THE PLAN
     -------------------

     The purpose of the FMC 1995 Stock Option Plan is to promote the long-term performance of FMC by (i) providing long-term incentives in common stock of FMC to key management employees of FMC and its subsidiaries, (ii) assisting in attracting and retaining as employees persons whose abilities, experience and judgment have contributed and will continue to contribute to the financial success and progress of FMC, and (iii) aligning the identity of interests of those employees and FMC's shareholders.


2.   DEFINITIONS
     -----------

     (a) "Award" means an Option.

     (b) "Board of Directors" means the Board of Directors of FMC as it may be constituted from time to time.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Compensation and Organization Committee of the Board of Directors.

     (e) "Common Stock" means the common stock of FMC.

     (f) "Date of Grant" means the date which is designated by the Committee as the date of grant of an Option.

     (g) "Disability" means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced.

     (h) "Disinterested Person" means any member of the Board of Directors who, at the time discretion under the Plan is exercised, has not at any time within one year prior thereto received grants or awards of equity securities under the Plan or any other plan of FMC or any of its affiliates (as that term is used in the Exchange Act) except as provided in Rule 16b-3(c)(2)(i), and is not selected as a person to whom equity securities may be allocated or granted pursuant to any other plan of FMC or any of its affiliates (as that term is used in the Exchange Act) entitling the participants therein to acquire equity securities of FMC or

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of any such affiliates except as provided in Rule 16b-3(c)(2)(i).

     (i) "Employee" means any person employed by the FMC Companies.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" means the closing price of a share of Common Stock on a specified date as reported in the New York Stock Exchange Composite Transactions for such date, or such other measurement of value as may be specified by the Committee from time to time.

     (l) "FMC" means FMC Corporation.

     (m) "FMC Company" or "FMC Companies" means FMC and its Subsidiaries.

     (n) "Incentive Stock Option" means a stock option granted by the Committee to a Participant which is an incentive stock option within the meaning of
Section 422 of the Code and is designated by the Committee as an Incentive Stock Option.

     (o) "Nonqualified Stock Option" means a stock option granted by the Committee to a Participant which is not designated by the Committee as an Incentive Stock Option.

     (p) "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

     (q) "Option Expiration Date" means the date on which an Option ultimately becomes unexercisable either by reason of the lapse of time or otherwise.

     (r) "Parent Corporation" means a corporation which, with respect to another corporation, is a parent corporation within the meaning of Section 424(e) of the Code.

     (s) "Participant" means an Employee who has received an Award which has not been exercised, cancelled or forfeited and which has not expired.

     (t) "Plan" means the FMC 1995 Stock Option Plan.

     (u) "Plan Year" means each calendar year commencing on or after January 1, 1995.

     (v) "Subsidiary Company" means (i) any corporation the majority of the voting power of all classes of stock entitled to vote or the majority of the total value of shares of all classes of stock of which is owned, directly or

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indirectly, by FMC, or (ii) any trade or business other than a corporation the majority of the profits interest, capital interest or actuarial interest of which is owned, directly or indirectly, by FMC.

     (w) "Subsidiary Corporation" means a corporation or other entity which, with respect to another corporation, is a subsidiary corporation within the meaning of Section 424(f) of the Code.

     (x) "10 Percent Shareholder" means an individual who on the Date of Grant owns directly or indirectly stock of the FMC Company employing such individual, or of a corporation which is a Parent Corporation or Subsidiary Corporation with respect to such FMC Company, possessing more than 10 percent of the total combined voting power of all classes of stock of such FMC Company, Parent Corporation, or Subsidiary Corporation.


3.   ADMINISTRATION OF THE PLAN
     --------------------------

     The Plan shall be administered by the Committee, the composition of which shall consist of not less than two members of the Board of Directors who are Disinterested Persons, and otherwise satisfy the provisions of Rule 16b-3 of the General Rules and Regulations under the Exchange Act or any successor to such rule. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board of Directors, the Committee shall have the authority and discretion to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determinations by the Committee shall be final and binding on all persons. Notwithstanding anything to the contrary contained in the Plan, the Board of Directors shall also have all power and authority to perform any act granted to the Committee pursuant to the Plan.


4.   PARTICIPATION
     -------------

     Participants shall be determined by the Committee, in its sole discretion, from Employees who, in the Committee's judgment, have a significant opportunity to influence the growth of FMC or whose outstanding performance or potential merit further incentive and reward for continued employment and accomplishment.

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5.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN
     ------------------------------------------

     Subject to adjustment pursuant to Section 7, at no time may (i) the sum of
(a) the number of shares of Common Stock issued upon exercise of Options, and
(b) the number of shares of Common Stock subject to outstanding Options, together with all shares issued or subject to outstanding awards under the FMC 1995 Management Incentive Plan exceed 3.0 million or (ii) the number of shares of Common Stock for which Options may be granted during a Plan Year exceed 100,000 for any Participant. In the event that any outstanding Option for any reason expires, terminates, is cancelled or forfeited, without having been exercised, the shares of Common Stock allocable to the expired, terminated, cancelled or forfeited portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options.


6.   OPTIONS
     -------

     (a) Grant of Options. The Committee may, in its sole discretion, at any time and from time to time grant Options to any Participant. Each Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

     (b)  Nonqualified Stock Options

          (i) Exercise Price. The purchase price per share of Common Stock under each Nonqualified Stock Option shall be as specified by the Committee in the Option, provided that such purchase price shall be not less than 100 percent of the Fair Market Value on the Date of Grant.

          (ii) Exercisability. Each Nonqualified Stock Option shall become fully exercisable by the grantee at the time designated by the Committee in the Option.

          (iii) Term. The term of each Nonqualified Stock Option shall be as specified by the Committee in the Option. In the event no term is so specified, the term for the Nonqualified Stock Option shall be 15 years from the Date of Grant. The Committee may, from time to time, extend the Option Expiration Date of any Nonqualified Stock Option upon such terms and conditions as the Committee shall determine.

          (iv) No Ordering. Nonqualified Stock Options may be exercised in any order, regardless of the Date of Grant or the existence of any outstanding Option.

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     (c)  Incentive Stock Options

          (i) Date of Grant. In no event shall any Incentive Stock Option be granted after ten years from the date the Plan is adopted or the date the Plan is approved by the stockholders of FMC pursuant to Section 16, whichever is earlier.

          (ii) Exercise Price. The purchase price per share of Common Stock under each Incentive Stock Option shall be not less than 100 percent of the Fair Market Value on the Date of Grant.

     Notwithstanding the foregoing, in the case of a Ten Percent Shareholder, the purchase price per share of Common Stock under each such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Date of Grant.

          (iii) Exercisability. Each Incentive Stock Option shall become fully exercisable by the grantee at the time designated by the Committee in the Option.

          (iv) Term. At or prior to the time an Incentive Stock Option is granted, the Committee shall fix the term of such Option, which shall be not more than ten years from the Date of Grant, and such term shall be stated in the Option. In the event the Committee takes no action to fix the term, such Option shall contain a provision that it shall expire 10 years from the Date of Grant.

     Notwithstanding the foregoing, the terms of an Option granted to a 10 Percent Shareholder shall not be more than five years from the Date of Grant.

          (v) Maximum Amount. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which the Incentive Stock Options granted under the Plan and all other FMC plans become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. Options granted in excess of such limitation shall be Nonqualified Options.

          (vi) Notice of Disposition. A Participant or former Participant shall give prompt notice to FMC of any disposition of shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after the Date of Grant or one year after the receipt of such shares by the Participant or former Participant.

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     (d) Payment for Stock. Payment for Common Stock purchased upon the exercise
(in whole or in part) of an Option shall be made in cash, in shares of Common Stock (valued at the then Fair Market Value), or by a combination of cash and Common Stock. The proceeds received by FMC from the sale or sales pursuant to the Plan will be used for general corporate purposes.

     (e)  Termination of Employment.

          (i) Nonqualified Stock Options. If a Participant's employment is terminated for any reason whatsoever, any Nonqualified Stock Option granted pursuant to the Plan outstanding at the time, whether or not then exercisable, and all rights thereunder may, unless earlier terminated in accordance with its terms, be exercised by the Participant or other person who acquired the right to exercise such Option, until the following date:

               (A) Five years after termination or the Option Expiration Date, whichever is earlier, if termination is due to Disability or retirement under the terms of any formal retirement plan of any FMC Company;

               (B) One year after the date of termination or the Option Expiration Date, whichever is earlier, if termination is due to death; or

               (C) Three months after the date of termination or the Option Expiration Date, whichever is earlier, if employment is terminated for any reason other than death, Disability or retirement under the terms of any formal retirement plan of any FMC Company;

     provided that no Option may be exercised before it becomes fully exercisable at the time designated by the Committee in the Option.

          (ii) Incentive Stock Options. If a Participant's employment terminates for any reason (including death) such that the Participant is not employed by FMC or by any corporation which is a Parent Corporation or Subsidiary Corporation with respect to FMC, any Incentive Stock Option outstanding at the time and all rights thereunder may, unless earlier terminated in accordance with its terms, be exercised by the Participant or other person who acquired the right to exercise such option until the following date:

               (A) the Option Exercise Date if termination is due to death;

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               (B) one year after the date employment terminates if such
          termination is by reason of permanent and total disability;

               (C) three months after the date employment terminates for any reason other than death or permanent and total disability or good cause as provided in Section 14(e), provided that if employment terminates due to retirement at the normal retirement date or to early retirement at the request of FMC, the Option shall terminate at the Option Expiration Date subject to its becoming a Nonqualified Stock Option if not exercised within three months of such termination of employment;

               (D) immediately upon the date employment is terminated for good cause as provided in Section 14(e),

     but in all events each Incentive Stock Option shall terminate not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10 Percent Shareholder) from the Date of Grant. For purposes of this section, "permanent and total disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          (iii) Whole or Partial Exercise. If an Option may be exercised by a Participant after his employment terminates, such Option may be exercised in whole or in part.

          (iv) Beneficiaries. In the event of the death of a Participant, the person or persons to whom any Option shall have been transferred by will or the laws of descent and distribution shall have the right (during the appropriate period determined under this section) to exercise such Option in whole or in part.

          (v) Committee Discretion. Notwithstanding the foregoing, the Committee may, if it believes circumstances warrant such action, authorize the exercise of an Option that would otherwise have terminated provided that the Committee may not exercise such discretion if it would cause the disallowance of FMC's tax deduction under Section 162(m) of the Code with respect to the Plan or an Award.

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7.   DILUTION AND OTHER ADJUSTMENTS
     ------------------------------

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, reorganization, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, as it in its sole discretion deems equitable in the number of shares of Common Stock subject to an Option held by any Participant and the exercise price thereof, such adjustments to be conclusive and binding upon all parties concerned.


8.   CHANGE OF CONTROL
     -----------------

     If, while any Options remain outstanding under the Plan,

     (a) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
Act) of securities representing more than 20 percent of the combined voting power of FMC is acquired by a "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than FMC, any trustee or other fiduciary holding securities under an employee benefit plan of FMC or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of FMC in substantially the same proportions as their ownership of stock of FMC), or

     (b) the stockholders of FMC approve a definitive agreement to merge or consolidate FMC with or into another company (other than a merger or consolidation which would result in the voting securities of FMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80 percent of the combined voting power of the voting securities of FMC or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

     (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with FMC to effect a transaction described in paragraph (a) or (b) of this section) whose election by the Board of Directors or nomination for election by FMC's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election

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or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date of any such stockholder approval or adoption, or the date on which the change in the composition of the Board of Directors set forth above shall have occurred, whichever is applicable, all Options shall become exercisable on the date of such event.


9.   CANCELLATION OF AWARDS
     ----------------------

     The Committee may cancel all or any part of an Option with the written consent of the Participant holding such Option. In the event of any cancellation, all rights of the former Participant in respect of such cancelled Option shall terminate.


10.  MISCELLANEOUS PROVISIONS
     ------------------------

     (a) Assignment and Transfer. Options shall not be transferable other than by will or the laws of descent and distribution and may be exercised or otherwise realized, during the lifetime of the grantee, only by the grantee or by his or her guardian or legal representative.

     (b) No Right to Options or Employment. No Employee or other person shall have any claim or right to be granted an Option. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee or Participant any right to be retained in the employ of any FMC Company.

     (c) Taxes. The FMC Companies shall have the right to deduct from payment of an Award any taxes required by law to be withheld from an Employee with respect to such payment and, in the case of shares of Common Stock issued upon the exercise of an Option, the Employee or other person receiving such stock shall be required to pay to the FMC Companies the amount of any taxes required to be withheld from an Employee with respect to such stock.

     (d) Securities Laws. Each Option shall be subject to the condition that such Option may not be exercised if the Committee determines that the sale of securities upon exercise of such Option may violate the Securities Act of 1933 or any other law or requirement of any governmental authority. FMC shall not be deemed by any reason of the granting of any Option to have any obligation to register the shares subject to such Option under the Securities Act of 1933 or to maintain in effect any registration of such shares which may be made at any time under the Securities Act of 1933.

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     (e) Premature Termination. FMC shall not be obligated to make any payment of cash or Common Stock (or have any other obligation or liability) under any Option if the Committee shall determine that (i) the employment of the holder of such Option with any FMC Company shall have been terminated for good cause, or
(ii) the holder of such Option shall have engaged or may engage in employment or activities competitive with the FMC Companies or contrary, in the opinion of the Committee, to the best interests of the FMC Companies. After any such determination the holder of such Option shall have no right under any such Option (regardless of whether such holder shall have delivered a notice of exercise prior to the making of such determination) to receive any payment or purchase any shares at any time unless such determination shall be rescinded by the Committee. Any Option may be terminated entirely by the Committee at the time of or any time subsequent to a determination by the Committee under this section which has the effect of eliminating FMC's obligation to pay such Award or sell or deliver shares under such Option.

     (f) Severability. Whenever possible, each provision in the Plan and in every Option shall be interpreted in such manner as to be effective and valid under applicable law (including, in the case of an Incentive Stock Option, interpretation in such manner as to not prevent such Option from meeting the requirements of Section 422 of the Code and of other provisions applicable with respect to incentive stock options as defined in such Section 422 (collectively, the "ISO Requirements"), but if any provision of this Plan or any Option shall be held to be prohibited by or invalid under applicable law, or, where applicable, to fail to meet any ISO Requirements, then (i) such provision shall be deemed amended to, and to have contained from the outset such language shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of the Plan and every Option shall remain in full force and effect.

     (g) No Strict Construction. No rule of strict construction shall be applied against FMC, the Committee or any other person in the interpretation of any of the terms of the Plan, any Option or any rule or procedure established by the Committee.

     (h) Stockholder Rights. A Participant shall not have any dividend, voting or other stockholder rights by reason of an Option prior to the issuance of any Common Stock pursuant to such Option.

     (i) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the United States of

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America and, to the extent not inconsistent therewith, by the laws of the State of Illinois.


11.  AMENDMENT AND TERMINATION
     -------------------------

     (a) Amendment. The Board of Directors may at any time amend, suspend or terminate the Plan, provided that no such action shall adversely affect any rights under any Option theretofore granted or change the objectives or other measure of performance applicable to an Option in a manner adverse to Participants in accordance with Section 7. No amendment may, without stockholder approval in accordance with this Section, increase the total number of shares of Common Stock issuable under the Plan.

     (b) Termination. The right to grant further Options shall terminate automatically upon the granting of such Options which, together with shares of Common Stock previously issued and/or subject to outstanding Options, equals the maximum authorized under the Plan, subject to additional shares of Common Stock becoming available for Options by reason of forfeitures or cancellations of earlier Options or Awards under the Plan or the FMC 1995 Management Incentive Plan.


12.  EFFECTIVE DATE OF THE PLAN
     --------------------------

     The Plan shall become effective as of January 1, 1995, subject to approval by the affirmative vote of the holders of a majority of the securities of FMC present, or represented, and entitled to vote at the next annual meeting of the stockholders of FMC.

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